Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated April 23, 2009, incorporated herein by reference, for Legg Mason Partners California Municipals Fund and Legg Mason Partners Managed Municipals Fund, each a series of Legg Mason Partners Income Trust, as of February 28, 2009, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
June 24, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated April 27, 2009, incorporated herein by reference, for Western Asset Emerging Markets Debt Portfolio and Western Asset Global High Yield Bond Portfolio, each a series of Legg Mason Partners Income Trust, as of February 28, 2009, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
June 24, 2009